     January 1999                                           CONFIDENTIAL

                                                            PRELIMINARY ANALYSIS

     Materials Prepared for Discussion

     CPI Corp.

                                                    CONFIDENTIAL             1
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Executive Summary
--------------------------------------------------------------------------------

     We have analyzed Management's alternative plan which envisions lower capital expenditures and new program expenses than the original base case with no diminution in the sales forecast.

     The modified plan entails higher margins, earnings and cash flow than the original plan presented to the Board and therefore implies higher values for the company in both a private market and public market context.

     With this in mind, we have re-evaluated all options and conclude that:

     o Stay the Course fails to address the company's trading illiquidity, expensive capital structure, and limited outlets for excess cash and debt capacity

     o Public Market Recapitalization alternatives (i) exacerbate the company's illiquidity in the market, (ii) do not permit as aggressive a leveraging of the company as an LBO, and (iii) may be viewed as coercive by CPI's top shareholders, many of whom will be compelled to sell out at less than a change-of-control value due to liquidity concerns

     o Strategic Sale/Merger alternatives, while attractive in concept, have been vigorously pursued with no results. Importantly, a financial buyer process will not preclude a strategic transaction if ultimately there is interest by one or more strategic parties

     o The LBO alternative, by contrast, generates an immediate return for shareholders based on the cash flow value of the business unleashed through a significant leveraging--the LBO delivers powerful cost of capital, management incentive, and disciplinary benefits that permit a financial sponsor to pay a substantial premium to current shareholders for control.

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL             2
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

CPI's Public Market Profile
--------------------------------------------------------------------------------

     Public perception of the alternatives should be analyzed in light of:

     o    Recent public comments

     o    Observations from CSFB's repurchase desk

     o    CPI's recent stock price performance

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL             3
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Recent Public Comments(1)
--------------------------------------------------------------------------------

     "Have we gotten any further with regard to how we're going to be spending the huge amount of money that we're going to have in the till towards year end. I think we're going to have close to $80 million in cash and securities, and I was hoping to find out what we might be doing with that sum of money." -- G. Stein, Ryback Management(2)

     "Since we've had two tenders, one at 19 and one at 23 and the stock right now is 21 1/2, do you really think that a buyback is going to be the answer? We've tried in the past to do something, but apparantly no one's catching the drift, so do we perhaps follow along the lines of PCA and take ourselves private?" -- G. Stein, Ryback Management

     "Can you realistically consider buying back more stock - a significant amount of stock - or would you end up really reducing the public capitalization to kind of an untenable point" -- P. Engderlin, FAC Equities

     "My frustration is seeing the great growth you've shown here and none of it really showing up in the EBIT line. If we have similar growth [next year], will you see any kind of that incremental margin - that we're hoping to be 70% - showing up?" -- C. Schmactenberger, Timucuan Asset Management(3)

     "To use [its] cash to enhance shareholder value, we believe the company could pay a large dividend, do another Dutch Auction tender offer, or possibly take the company private" -- First Albany Equity Research (12/23/98)

---------------
(1) Source: 12/15/98 CPI Investor Conference Call.
(2) Ryback owns 8.14% of CPI's shares outstanding as of September 1998.
(3) Timucuan owns 4.46% of CPI's outstanding as of September 1998.

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL            4
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Observations from CSFB's Share Repurchase Desk
--------------------------------------------------------------------------------

     CPI's open market program continues to be extraordinarily difficult to implement due to:

     o The stock's poor trading liquidity - average daily volume over the past three months was only 17,000 shares

     o The persistent unavailability of blocks of size - blocks of shares available for sale have typically been scarce (none has been available for over a month) and small (under 5,000 shares)

     Periodic self-tender offers remain CPI's only viable approach to discharging cash to shareholders over time but will continue to aggravate the company's already strained trading liquidity.

     A Public Market Recapitalization, while theoretically attractive, would so strain the company's trading liquidity that the pro forma trading value becomes difficult to predict.

     o Low-cap companies frequently languish in the market with P/E multiples in the single-digits even where the fundamentals would tend to support multiples in the teens

     o Near-term trading values (post-recap) could easily be below the tender price as large shareholders seek to sell down any residual stake in the company due to liquidity concerns

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL             5
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

CPI's Stock Price Performance - Update
--------------------------------------------------------------------------------

     While the quarterly earnings release failed to move the stock price, the First Albany "buy" announcement boosted the stock price nearly 10% - but on only 60,000 shares traded.

     December 29, 1997 to December 29, 1998
--------------------------------------------------------------------------------

     December 30, 1997     Announces Strong Christmas Sales Trends
                           Close: $22.675 (+0.3%)

     January 8, 1998       Announces Preliminary Results of Dutch Auction
                           Close: $22.25 (-1.4%)

     April 8, 1998         Announces 4Q and YE 1997 Earnings ($1.22 vs. $1.06)
                           Close: $26.188 (+3.5%)

     April 21, 1998        Announcement of PCA Acquisition by Jupiter
                           Close: $26.625 (+2.5%)

     June 2, 1998          Announces 1Q Results (-$0.05 vs. $0.12)
                           Close: $21.438 (-9.0%)

     August 25, 1998       Announces 2Q Results ($0.13 vs. $0.12)
                           Close: $21.438 (-9.0%)

     August 31, 1998       Dow Closes at 7,539, Down 12% from 1 Week Prior
                           Close: $20.125

     December 15, 1998     Announces 3Q Results ($0.61 vs. -$0.06)
                           Close: $21.50 (-0.6%)

     December 23, 1998     Reiterated "buy" by First Albany Corp.
                           Close: $26.00 (+9.2%)


                   Date CPI CORP
            29-Dec-1997               22.5625
            30-Dec-1997               22.6250
            31-Dec-1997               22.6250
            02-Jan-1998               22.6250
            05-Jan-1998               22.6250
            06-Jan-1998               22.6875
            07-Jan-1998               22.5625
            08-Jan-1998               22.2500
            09-Jan-1998               21.9375
            12-Jan-1998               21.1250
            13-Jan-1998               21.0625
            14-Jan-1998               20.9375
            15-Jan-1998               22.2500
            16-Jan-1998               22.4375
            20-Jan-1998               22.2500
            21-Jan-1998               22.8750
            22-Jan-1998               22.8125
            23-Jan-1998               22.8750
            26-Jan-1998               23.0625
            27-Jan-1998               23.1875
            28-Jan-1998               23.3750
            29-Jan-1998               23.9375
            30-Jan-1998               24.0625
            02-Feb-1998               24.2500
            03-Feb-1998               24.1250
            04-Feb-1998               24.3125
            05-Feb-1998               24.5625
            06-Feb-1998               23.9375
            09-Feb-1998               24.2500
            10-Feb-1998               24.5000
            11-Feb-1998               24.5625
            12-Feb-1998               24.5000
            13-Feb-1998               24.4375
            17-Feb-1998               25.2500
            18-Feb-1998               24.6875
            19-Feb-1998               25.0000
            20-Feb-1998               24.5625
            23-Feb-1998               24.0625
            24-Feb-1998               24.5000
            25-Feb-1998               24.1875
            26-Feb-1998               24.1250
            27-Feb-1998               24.0625
            02-Mar-1998               24.1250
            03-Mar-1998               23.9375
            04-Mar-1998               23.8750
            05-Mar-1998               23.9375
            06-Mar-1998               23.6250
            09-Mar-1998               23.9375
            10-Mar-1998               24.0625
            11-Mar-1998               24.4375
            12-Mar-1998               24.4375
            13-Mar-1998               24.3125
            16-Mar-1998               24.3750
            17-Mar-1998               24.3125
            18-Mar-1998               24.3750
            19-Mar-1998               24.1875
            20-Mar-1998               24.3750
            23-Mar-1998               24.4375
            24-Mar-1998               24.6250
            25-Mar-1998               24.5625
            26-Mar-1998               24.3750
            27-Mar-1998               24.5000
            30-Mar-1998               24.6875
            31-Mar-1998               25.3125
            01-Apr-1998               25.8750
            02-Apr-1998               25.3125
            03-Apr-1998               25.2500
            06-Apr-1998               25.5625
            07-Apr-1998               25.3750
            08-Apr-1998               25.3125
            09-Apr-1998               26.1875
            13-Apr-1998               26.6250
            14-Apr-1998               27.2500
            15-Apr-1998               27.2500
            16-Apr-1998               26.5000
            17-Apr-1998               26.3750
            20-Apr-1998               26.0625
            21-Apr-1998               26.6250
            22-Apr-1998               26.3750
            23-Apr-1998               26.5625
            24-Apr-1998               26.5625
            27-Apr-1998               26.3125
            28-Apr-1998               26.1250
            29-Apr-1998               26.0000
            30-Apr-1998               25.9375
            01-May-1998               24.0000
            04-May-1998               25.7500
            05-May-1998               25.8125
            06-May-1998               25.9375
            07-May-1998               26.0625
            08-May-1998               26.2500
            11-May-1998               26.2500
            12-May-1998               25.9375
            13-May-1998               25.8125
            14-May-1998               25.5000
            15-May-1998               25.4375
            18-May-1998               25.0625
            19-May-1998               24.6875
            20-May-1998               24.5625
            21-May-1998               24.9375
            22-May-1998               25.1250
            26-May-1998               25.0000
            27-May-1998               25.5000
            28-May-1998               25.6250
            29-May-1998               25.6250
            01-Jun-1998               26.3750
            02-Jun-1998               27.0000
            03-Jun-1998               27.0000
            04-Jun-1998               26.5000
            05-Jun-1998               26.3125
            08-Jun-1998               26.0000
            09-Jun-1998               26.0000
            10-Jun-1998               25.9375
            11-Jun-1998               26.0625
            12-Jun-1998               25.8750
            15-Jun-1998               25.5000
            16-Jun-1998               25.7500
            17-Jun-1998               25.4375
            18-Jun-1998               25.3750
            19-Jun-1998               25.2500
            22-Jun-1998               25.1250
            23-Jun-1998               25.3750
            24-Jun-1998               24.5625
            25-Jun-1998               24.3750
            26-Jun-1998               24.2500
            29-Jun-1998               23.5000
            30-Jun-1998               23.8125
            01-Jul-1998               24.6250
            02-Jul-1998               25.7500
            06-Jul-1998               26.0000
            07-Jul-1998               26.3125
            08-Jul-1998               26.7500
            09-Jul-1998               26.6875
            10-Jul-1998               26.2500
            13-Jul-1998               26.6250
            14-Jul-1998               26.6875
            15-Jul-1998               26.6250
            16-Jul-1998               26.5625
            17-Jul-1998               26.6250
            20-Jul-1998               26.7500
            21-Jul-1998               26.6875
            22-Jul-1998               27.0625
            23-Jul-1998               27.0625
            24-Jul-1998               26.4375
            27-Jul-1998               26.3750
            28-Jul-1998               26.1875
            29-Jul-1998               25.6250
            30-Jul-1998               25.6875
            31-Jul-1998               25.0000
            03-Aug-1998               24.5000
            04-Aug-1998               24.7500
            05-Aug-1998               25.3750
            06-Aug-1998               25.3125
            07-Aug-1998               25.3750
            10-Aug-1998               25.0000
            11-Aug-1998               24.5625
            12-Aug-1998               24.7500
            13-Aug-1998               24.6250
            14-Aug-1998               24.6250
            17-Aug-1998               24.6875
            18-Aug-1998               25.1875
            19-Aug-1998               24.6250
            20-Aug-1998               24.7500
            21-Aug-1998               24.0000
            24-Aug-1998               23.8750
            25-Aug-1998               21.4375
            26-Aug-1998               20.8125
            27-Aug-1998               20.5625
            28-Aug-1998               20.7500
            31-Aug-1998               20.1250
            01-Sep-1998               20.1250
            02-Sep-1998               19.3750
            03-Sep-1998               18.1250
            04-Sep-1998               19.0625
            08-Sep-1998               18.8125
            09-Sep-1998               18.6250
            10-Sep-1998               18.3750
            11-Sep-1998               19.0000
            14-Sep-1998               19.5625
            15-Sep-1998               19.6875
            16-Sep-1998               20.4375
            17-Sep-1998               21.0000
            18-Sep-1998               22.8125
            21-Sep-1998               23.0625
            22-Sep-1998               23.6250
            23-Sep-1998               24.1875
            24-Sep-1998               24.0000
            25-Sep-1998               23.1250
            28-Sep-1998               23.4375
            29-Sep-1998               23.7500
            30-Sep-1998               23.6875
            01-Oct-1998               23.1250
            02-Oct-1998               22.7500
            05-Oct-1998               21.6875
            06-Oct-1998               21.5000
            07-Oct-1998               21.1875
            08-Oct-1998               20.6250
            09-Oct-1998               20.5000
            12-Oct-1998               21.1875
            13-Oct-1998               21.0625
            14-Oct-1998               22.1250
            15-Oct-1998               23.1250
            16-Oct-1998               23.0625
            19-Oct-1998               23.7500
            20-Oct-1998               23.3125
            21-Oct-1998               23.8750
            22-Oct-1998               23.9375
            23-Oct-1998               23.6250
            26-Oct-1998               23.8750
            27-Oct-1998               23.6250
            28-Oct-1998               23.7500
            29-Oct-1998               23.1250
            30-Oct-1998               22.9375
            02-Nov-1998               22.6250
            03-Nov-1998               22.5625
            04-Nov-1998               22.3125
            05-Nov-1998               21.9375
            06-Nov-1998               21.9375
            09-Nov-1998               21.8750
            10-Nov-1998               21.8125
            11-Nov-1998               21.5000
            12-Nov-1998               21.5000
            13-Nov-1998               21.4375
            16-Nov-1998               21.2500
            17-Nov-1998               21.3750
            18-Nov-1998               21.1875
            19-Nov-1998               21.3125
            20-Nov-1998               21.2500
            23-Nov-1998               21.2500
            24-Nov-1998               21.1250
            25-Nov-1998               21.5625
            27-Nov-1998               21.6250
            30-Nov-1998               21.3750
            01-Dec-1998               21.1250
            02-Dec-1998               21.0625
            03-Dec-1998               21.0625
            04-Dec-1998               21.6250
            07-Dec-1998               21.6875
            08-Dec-1998               21.6250
            09-Dec-1998               21.6250
            10-Dec-1998               21.5000
            11-Dec-1998               22.0000
            14-Dec-1998               21.6250
            15-Dec-1998               21.5000
            16-Dec-1998               21.2500
            17-Dec-1998               21.3125
            18-Dec-1998               21.9375
            21-Dec-1998               23.4375
            22-Dec-1998               23.8125
            23-Dec-1998               26.0000
            24-Dec-1998               26.0625
            28-Dec-1998               26.0625
            29-Dec-1998               26.4375


--------------------------------------------------------------------------------

Source: Fact Set Research Systems, Inc.
(Dollar amounts in parentheses represent current quarter vs. prior period quarter earnings)

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL             6
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

CPI's Public Market Trading Multiples -- Update
--------------------------------------------------------------------------------

     Despite the recent run-up in the stock price, CPI's public market trading multiples continue to reflect a severe undervaluation of the company's strong cash generation.


     Market Trading Multiples - Public Data
     (Dollars in Millions)

     Recent Stock Price(1)                        $26.50
     LTM High/Low                              $18.13/$27.44
     Fully Diluted Shares Outstanding(2)           10.0
                                               -------------
     Equity Market Value                         $260.0
     (+) Debt(3)                                   60.0
     (-) Receivable from Kodak(3)                  43.5
     (-) Cash & Equivalents                        10.2
                                               -------------

     Adjusted Market Value                       $266.9


                     ADJUSTED MARKET VALUE/              EQUITY MARKET VALUE/
                 ---------------------------------       --------------------
                                                           NET        BOOK
                 REVENUES(4)  EBITDA(4)    EBIT(4)       INCOME($)   VALUE(4)
                 -----------  ---------    -------       ---------   --------
     1999E          0.7         4.4x        9.9x           16.3x      2.2x
     1998E          0.7         5.1        11.9            19.3       2.4x


     Note: Fiscal year ends in January of the following year.
     (1)   Stock prices as of December 31, 1998.
     (2)   As of December 21, 1998 (including option shares).
     (3)   As of November 14, 1998
     (4)   Based on Value Line projections.


     Market Trading Multiples - Internal Data(5)
     (Dollars in Millions)

     Recent Stock Price(1)                        $26.50
     LTM High/Low                              $18.13/$27.44
     Fully Diluted Shares Outstanding(2)           10.0
                                               -------------
     Equity Market Value                         $260.6
     (+) Debt(3)                                   60.0
     (-) Receivable from Kodak(3)                  43.5
     (-) Cash & Equivalents                        10.2
     (-) Est. Wall Decor Proceeds(4)               32.2
                                               -------------

     Adjusted Market Value                       $234.9


                     ADJUSTED MARKET VALUE/              EQUITY MARKET VALUE/
                 ---------------------------------       --------------------
                                                             NET      BOOK
                   REVENUES     EBITDA      EBIT           INCOME     VALUE
                   --------     ------      ----           ------     -----
     1999E I A       0.7x        4.4x        9.1x           16.1x      2.9x
     1998E II A      0.7         4.3         8.0            12.8       2.9x
     1998E I A       0.7         5.1        11.3            19.9       2.9

     Note: Fiscal year ends in January of the following year.
     (1)   Stock prices as of December 31, 1998.
     (2)   As of December 21, 1998 (including option shares).
     (3)   As of November 14, 1998
     (4) Estimated proceeds from sale of Wall Decor including $27 million of cash and a $5 million note.
     (5)   Ex. Wall Decor

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL             7
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Financial Projection Summary -- Case I A versus Case II A
--------------------------------------------------------------------------------

     The analysis which follows is based on two different cases: Case I A (which reflects minor housekeeping adjustments made to the plan shared with the Board on 12/3/98) and Case II A (which envisions a meaningful lower cost structure with no change in the sales forecast.

          o Upon further analysis, CPI management has made minor modifications to the financial projections provided in last December's Board presentation. In sum, Case I A provides a slightly higher EBITDA forecast that is 3.3% higher than last month's presentation ($27 million higher on a cumulative basis for '99P thru '08P).

          o For Case I A and Case II A, the projections for Revenues and Cost of Goods Sold are identical. The few differences between these two cases are based upon CAPEX spending and related operating costs.

          o Case I A assumes a full build-out of the SAS and Archiving projects in '00 and '01, at a total cost approximating $22 million. These systems are also accompanied by higher Fixed Costs, year to year, which surpass Case II by $37 million (on a cumulative basis from '99P thru '08P).

          o Case II A excludes the entire SAS and Archiving build-out. In lieu of these large CAPEX investments, Advertising expenditures are increased over Case I A levels in order to maintain adequate customer goodwill. However, as these Advertising dollars surpass Case I A by only a cumulative $16 million (from '99P thru '08P), the Case II A Revenues are generated with a substantially lower cost base than Case I A.

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL             8
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Preliminary Financial Projections -- Case I A versus Case II A
--------------------------------------------------------------------------------

     Portrait Studios - Case I A versus Case II A

                                                           CASE I A                                     CASE II A
                                          ------------------------------------------     ------------------------------------------
                                1998E     1999P    2000P    2001P    2002P    2003P      1999P    2000P    2001P    2002P    2003P
                                -----     -----    -----    -----    -----    -----      -----    -----    -----    -----    -----
     Sales                      $316.3    $334.0   $371.2   $382.8   $394.3   $370.9     $334.0   $352.3   $371.2   $382.8   $394.3

       % Growth                   4.1%      5.6%     5.5%     5.4%     3.1%     3.0%       5.6%     5.5%     5.4%     3.1%     3.0%

     Operating Cash Flow          58.6      66.3     76.1     88.2     92.1     95.7       67.6     81.2     90.9     94.2     97.4

       % Margin                  18.5%     19.9%    21.6%    23.8%    24.1%    24.3%      20.2%    23.0%    24.5%     246%    24.7%

     Operating Income             34.6      39.9     48.5     60.4     64.4     69.9       43.1     58.4     66.5     70.4     77.1

       % Margin                  10.9%     11.9%    13.8%    16.3%    16.8%    17.7%      12.9%    16.6%    17.9%    18.4%    19.6%

     Capital Expenditures         16.0      18.7     33.0     12.7     13.1     13.5      $16.1     13.4     12.7     13.1     13.5

       % of Sales                 5.1%      9.4%     3.4%     3.4%     3.4%     3.4%       4.8%     3.8%     3.4%     3.4%     3.4%

     (1)   Excludes effect of 53rd week (approximately 70,000 sittings).
     Note: Base Case assumes 2% annual sittings growth until 2001, flat sittings from 2002-2008, and an annual increase in average sale.

     Portrait Studios - Case I A versus Case II A

                                                           CASE I A                                     CASE II A
                                          ------------------------------------------     ------------------------------------------
                                1998E     1999P    2000P    2001P    2002P    2003P      1999P    2000P    2001P    2002P    2003P
                                -----     -----    -----    -----    -----    -----      -----    -----    -----    -----    -----

Corporate Expenses               $13.8    $14.1    $14.6    $14.9    $15.1    $14.1      $14.1    $14.3    $14.6    $14.9    $15.1

  % of Consolidated Sales         4.7%     4.2%     4.1%     3.9%     3.9%     3.8%       4.2%     4.1%     3.9%     3.9%     3.8%

Capital Expenditures              $1.0     $1.0     $1.0     $1.0     $1.0     $1.0       $1.0     $1.0     $1.0     $1.0     $1.0

(1)  Note: Base Case Projections based on guidance from CPI Management. Cash flow margins are estimated to rise as CPI fixed technology and labor expenses are better leveraged through sales increases.
(2) Corporate expenses includes corporate depreciation estimated to be approximately $1.0 million annually.

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI-CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL             9
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Portrait Studio Financials - Case I A versus Case II A
--------------------------------------------------------------------------------

Sales (Dollars in Millions)

                                1998E     1999P    2000P    2001P    2002P    2003P      1999P    2000P    2001P    2002P    2003P
                                -----     -----    -----    -----    -----    -----      -----    -----    -----    -----    -----
     Sales                      $316.3    $334.0   $371.2   $382.8   $394.3   $370.9     $334.0   $352.3   $371.2   $382.8   $394.3


Operating Income (Dollars in Millions)

                                1998E     1999P    2000P    2001P    2002P    2003P      1999P    2000P    2001P    2002P    2003P
                                -----     -----    -----    -----    -----    -----      -----    -----    -----    -----    -----
Operating Income                34.6      39.9     48.5     60.4     64.4     69.9       43.1     58.4     66.5     70.4     77.1

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL            10
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Preliminary DCF Analysis - Case I A versus Case II A
--------------------------------------------------------------------------------

CASE I A
(Dollars in Millions)
----------------------------------------------------------------------

                                                PRELIMINARY ENTERPRISE
OPERATING SEGMENT                                    VALUE RANGE(1)
-----------------                               ----------------------

Portrait Studios                                      $400  -  $450

Corporate Overhead(2)                                (100)  -  (90)

TOTAL ENTERPRISE VALUE:                               $300  -  $360

98E Enterprise Value/EBITDA Range                     6.6x  -  7.9x

99P Enterprise Value/EBITDA Range                     5.6x  -  6.8x

TOTAL ADJUSTMENTS(3):                                $29.6  -  $29.6

TOTAL EQUITY VALUE:                                   $440  -  $390

Implied Value per Share(4)                          $32.86  -  $38.85
  % Premium to Market (5)                            24.0%  -  46.6%


CASE II A
(Dollars in Millions
----------------------------------------------------------------------

                                                PRELIMINARY ENTERPRISE
OPERATING SEGMENT                                    VALUE RANGE(1)
-----------------                               ----------------------

Portrait Studios                                    $450  -  $475

Corporate Overhead(2)                              (100)  -  (90)

TOTAL ENTERPRISE VALUE:                             $325  -  $385

98E Enterprise Value/EBITDA Range                   7.1x  -  8.4x

99P Enterprise Value/EBITDA Range                   6.0x  -  7.1x

TOTAL ADJUSTMENTS(3):                              $29.6  -  $29.6

TOTAL EQUITY VALUE:                                 $355  -  $415

Implied Value per Share(4)                        $35.39  -  $41.38
 % Premium to Market(5)                            33.6%  -  56.2%

---------------
Note: DCF valuation as of FYE 1998E.
(1)  Based on Terminal EBITDA Multiples of 5.5x-6.5x and a WACC of 11.0%.
(2) Present value of projected corporate expenses assuming a perpetuity growth rate of 2% and an 11% discount rate.
(3) Adjustments include cash of $84.6 million (reflecting maturity of Kodak note and cash proceeds from sale of Wall Decor unit), Wall Decor note of $5.0 million and long term debt of $60.0 million.
(4)  Based on fully diluted shares outstanding of 10.0 million.
(5)  Based on CPI share price of $26.50.

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL            11
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Preliminary Valuation Summary - Case I A versus Case II A
--------------------------------------------------------------------------------

(Dollars in Millions, Except per Share Amounts)


                                            CASE I A                 CASE II A
                                           ENTERPRISE               ENTERPRISE
VALUATION METHODOLOGY                     VALUE RANGE              VALUE RANGE
---------------------                     -----------              -----------

Discounted Cash Flow Analysis             $300 - $360              $325 - $385

Implied Price Per Share                 $32.86 - $38.85          $35.36 - $41.34

% Premium/(Discount) to Market           24.0% - 46.6%            33.4% - 56.0%


Comparable Company Analysis               $200 - $250              $225 - $275

Implied Price Per Share                 $22.89 - $27.88          $25.39 - $30.37

% Premium/(Discount) to Market         (13.6)% - 5.2%             (4.2)% - 14.6%


Comparable Acquisition Analysis           $275 - $375              $300 - $400

Implied Price Per Share                 $30.37 - $40.34          $32.86 - $42.83

% Premium/(Discount) to Market           14.6% - 52.2%            24.0% - 61.6%


Leveraged Buyout Analysis                 $300 - $350              $300 - $375

Implied Price Per Share                 $32.86 - $37.85          $32.86 - $40.34

% Premium/(Discount) to Market           24.0% - 42.8%            24.0% - 52.2%

----------
Note: Implied enterprise values are as of FYE 1998E and exclude Wall Decor.


--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL             12
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Examining the Options
--------------------------------------------------------------------------------

     Stay the Course

     Public Market Recapitalization

     Strategic Sale/LBO

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                            CONFIDENTIAL
--------------------------------------------------------------------------------
CPI CORP.                                                   PRELIMINARY ANALYSIS

              Stay the Course With Continuing Share Repurchases
                (Theoretical but May be Impossible to Execute)
--------------------------------------------------------------------------------



Pro Forma Income Statement and Capitalization
(Dollars in Millions, Except per Share Data)
--------------------------------------------------------------------------------------------------------------------------
Base Case                                1998E     1999P     2000P    2001P     2002P     2003P      2004P    '99-'04 CAGR
--------------------------------------------------------------------------------------------------------------------------

Earnings Per Share                        $1.38     $1.85     $2.97    $3.67     $4.11     $4.79      $5.33      23.5%
  %Growth                                           34.2%     60.6%    23.3%     12.3%     16.4%      11.3%
--------------------------------------------------------------------------------------------------------------------------
Cash Balance                             $67.9     $80.4    $102.2   $123.7    $147.5    $177.6     $205.3
--------------------------------------------------------------------------------------------------------------------------
Net Debt / EBITDA                         $0.0      $0.0      $0.0     $0.0      $0.0      $0.0       $0.0
EBITDA / Interest                         69.8x     83.1x     NMF      NMF       NMF       NMF        NMF
Debt / Capital                            39.9%     39.2%     36.2     29.3%     22.7%     16.6%      11.2%

Cumulative Amount Repurchased ($MM)      $10.0     $20.0     $30.0    $40.0     $50.0     $60.0      $70.0
Cumulative Shares Repurchased (MM)         0.4       0.7       0.9      1.1       1.3       1.4        1.5
--------------------------------------------------------------------------------------------------------------------------
Repurchase Price Per Share               $27.00    $30.00    $44.61   $54.99    $61.72    $71.83     $79.91
--------------------------------------------------------------------------------------------------------------------------



Aggressive Share Repurchase Program - Case II A - Contemplates periodic self-tender offers
--------------------------------------------------------------------------------------------------------------------------
50.0% DEBT / CAPITAL TARGET              1998E     1999P     2000P    2001P     2002P     2003P      2004P    '99-'04 CAGR
--------------------------------------------------------------------------------------------------------------------------

Earnings Per Share                        $1.38     $2.00     $3.40    $4.38     $5.10     $6.19      $7.17      28.1%
  %Growth                                           44.7%     70.5%    28.6%     16.5%     21.4%      15.9%
Accretion / (Dilution)                              $0.15     $0.43    $0.71     $0.99     $1.40      $1.84
  %Accretion / (Dilution)                            7.9%     14.6%    19.3%     24.1%     29.2%      34.6%

Cash Balance                             $10.0     $10.0     $10.0    $10.0     $10.0     $10.0      $10.0
Debt / EBITDA                              0.8x      0.6x      0.4x     0.3x      0.2x      0.1x       0.1x
EBITDA / Interest                         15.5x     18.5x     26.6x    36.5x     48.9x     69.7x      75.4x
Debt / Capital                            50.0%     50.0%     50.0     50.0%     50.0%     50.0%      50.0%

Cumulative Amount Repurchased ($MM)      $53.5     $70.5     $96.5   $130.0    $165.5    $206.3     $246.8
Cumulative Shares Repurchased (MM)         1.8       2.4       2.9      3.4       3.9       4.3        4.7
--------------------------------------------------------------------------------------------------------------------------
Repurchase Price Per Share               $29.00    $32.00    $51.07   $65.66    $76.49    $92.86    $107.62
--------------------------------------------------------------------------------------------------------------------------


Note: All cases assume the indicated share repurchase occurrs on the last day of each fiscal year at a P/E multiple of 15.0x trailing earnings. The Base Case assumes $10 million of share repurchases each year. Initial repurchase in Aggressive Share Repurchase case is assumed to be executed at a 10% premium.
      The 50.0% Debt/Capital Target Case assumes all free cash flow and available debt capacity (up to 50.0% Debt/Capital) are applied to repurchase stock at the stated price (with a minimum cash balance of $10 million maintained throughout the forecast horizon). EPS Figures in 1998 and 1999 exclude non-compete amortization income of $.32 and $.22 respectively.



--------------------------------------------------------------------------------
CREDIT     |     FIRST
SUISSE     |     BOSTON

                                                    CONFIDENTIAL            14
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Valuation Implications -- Case I A versus Case II A
--------------------------------------------------------------------------------


                                        OPEN MARKET PROGRAM            AGGRESSIVE SHARE REPURCHASE PROGRAM
     CASE I A FORECAST                  2004E TRADING VALUE                     2004E TRADING VALUE
     -----------------             ----------------------------           ----------------------------
     Assumed P/E Multiple           11.0x      13.0x      15.0x            11.0x      13.0x      15.0x
                                   ------     ------     ------           ------      ------    ------
     Implied EV/EBITDA Multiple      3.7x       4.6x       5.6x             5.0x       5.9x       6.8x

     Implied Price Per Share       $54.99     $64.99     $74.99           $72.42     $85.59     $98.76
                                   ------     ------     ------           ------     ------     ------


       Equity Discount Rate          Present Value (12/31/98)               Present Value (12/31/98)
       --------------------        ----------------------------           ----------------------------
                                    11.0x      13.0x      15.0x            11.0x      13.0x      15.0x
                                   ------     ------     ------           ------     ------    ------
               @13%                $26.41     $31.22     $36.02           $34.79     $41.11    $47.44
               @15%                $23.77     $28.10     $32.42           $31.31     $37.00    $42.70
               @17%                $21.44     $25.34     $29.23           $28.23     $33.37    $38.50

                                        OPEN MARKET PROGRAM            AGGRESSIVE SHARE REPURCHASE PROGRAM
     CASE II A FORECAST                  2004E TRADING VALUE                     2004E TRADING VALUE
     ------------------            ----------------------------           ----------------------------
     Assumed P/E Multiple           11.0x      13.0x      15.0x            11.0x      13.0x      15.0x
                                   ------     ------     ------           ------      ------   -------
     Implied EV/EBITDA Multiple      3.8x       4.8x       5.9x             5.3x       6.2x       6.8x

     Implied Price Per Share       $58.60     $69.26     $79.91           $78.92     $93.27    $107.62
                                   ------     ------     ------           ------     ------    -------


       Equity Discount Rate          Present Value (12/31/98)               Present Value (12/31/98)
       --------------------        ----------------------------           ----------------------------
                                    11.0x      13.0x      15.0x            11.0x      13.0x      15.0x
                                   ------     ------     ------           ------     ------    ------
               @13%                $28.15     $33.27     $38.38           $37.91     $44.80    $51.69
               @15%                $25.34     $29.94     $34.55           $34.12     $40.32    $46.53
               @17%                $22.85     $27.00     $31.15           $30.77     $36.36    $41.95

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL            15
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Public Market Recapitalization via Special Dividend
--------------------------------------------------------------------------------



           Recapitalization Analysis - Case II A

           1999P EBITDA Multiple                      4.5x       5.0x       5.5x
                                                    ------     ------     ------
           Implied 1999 P/E Multiple                 11.2x      13.6x      16.1x
                                                    ------     ------     ------
           Special Dividend ($ million)             $153.3     $153.3     $153.3
           Value of Equity Stub(1) ($ million)       105.5      132.8      160.0


           Special Dividend per Share               $15.29     $15.29     $15.29
           Value of Equity Stub per Share            10.52      13.24      15.96
                                                    ------     ------     ------
           Implied Recapitalization Value           $25.80     $28.52     $31.24
           % Premium/(Discount) to Market            (1.7)%      8.7%      19.0%

           ----------
           (1) (1999 EBITDA x Multiple) - 1998E YE Net Debt.


Pro Forma Income Statement and Capitalization - Case II A
(Dollars in Millions, Except Per Share Data)

                       1998E       1999P       2000P       2001P      2002P        2003P       2004P        '99-'04 CAGR
                      -------     -------     -------     -------    -------      -------     -------       ------------
Base Case - II A
EPS                     $1.38       $1.85       $2.97       $3.67       $4.11       $4.79       $5.33            23.5%
  % Growth                          34.2%       60.6%       23.3%       12.3%       16.4%       11.3%
Debt                   $60.0       $60.0       $60.0       $51.4       $42.8       $34.3       $25.7
Equity                 $90.6       $93.0      $105.6      $123.8      $145.5      $172.6      $203.7

Recap Case - IIA
EPS                     $1.38       $1.08       $2.13       $2.78       $3.22       $3.85       $4.30            31.8%
  % Growth                         (22.0)%       97.9%       30.7%       15.6%       19.6%       11.7%
Net Debt              $140.0      $118.7        $87.6       $47.4        $4.0        $0.0        $0.0
Equity                $(52.7)     $(41.9)      $(20.6)       $7.3       $39.6       $78.2      $121.3
Net Debt/EBITDA          3.1x        2.2x         1.3x        0.6x        0.0x        0.0x        0.0x
EBITDA/Interest          4.0x        4.8x         7.0x       10.8x       21.1x        NMF         NMF

----------
Note: Base excludes non-compete amortization earnings of $.32 in 1998 and $.22 in 1999. Driver is assumed bank facility with 3.5x Senior Debt/EBITDA limitation.

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                            CONFIDENTIAL
--------------------------------------------------------------------------------
CPI CORP.                                                   PRELIMINARY ANALYSIS


Public Market Recapitalization via Self Tender Offer
--------------------------------------------------------------------------------


     Self Tender Offer Assumptions
     ---------------------------------------------------------------------------
     # of Shares Repurchased                      5.1 million
     % Repurchased                                50.9%
     Repurchase Price                             $30.00
     Premium to Market Price(1)                   13.2%
     Total Repurchase Amount                      $15.3 million
     ---------------------------------------------------------------------------


     Recapitalization Analysis - Case II A
     ---------------------------------------------------------------------------
     1999P EBITDA Multiple                        4.5x      5.0x      5.5x
     ---------------------------------------------------------------------------
     Implied 1999 P/E Multiple                   11.2x     13.6x     16.1x
     ---------------------------------------------------------------------------
     Shares Repurchased ($ million)            $153.3    $153.3    $153.3
     Value of Equity Stub ($ million)          $105.5    $132.8    $160.0
     Value of Equity Stub per Share             $21.44    $26.99    $32.53
       % Premium / (Discount) to Market         (18.0)%     3.0%     24.0%
     ---------------------------------------------------------------------------


Pro Forma Income Statement and Capitalization - Case II A
(Dollars in Millions, Except per Share Data)
------------------------------------------------------------------------------------------------------------------------
Base Case                                1998E     1999P     2000P    2001P     2002P     2003P      2004P  '99'-04 CAGR
------------------------------------------------------------------------------------------------------------------------

Base Case  - II A
-----------------
EPS                                       $1.38     $1.85     $2.97    $3.67     $4.11     $4.79      $5.33      23.5%
  %Growth                                           34.2%     60.6%    23.3%     12.3%     16.4%      11.3%
Debt                                     $60.0     $60.0     $60.0    $51.4      42.8     $34.3      $25.7
Equity                                   $90.6     $93.0    $105.6   $123.8    $145.5    $172.6     $203.7


Recap Case - II A
-----------------
EPS                                       $1.38     $2.19     $4.34    $5.67     $6.56     $7.85      $8.76      31.9%
  %Growth
Debt                                    $140.0    $118.7     $87.6    $47.4      $4.0      $0.0       $0.0
Equity                                  ($52.7)   ($41.9)   ($20.8)    $7.3     $39.6     $78.2     $121.3
Debt/EBITDA                                3.1x      2.2x      1.3x     0.6x      0.0x      0.0x       0.0x
EBITDA/Interest Expense                    4.0x      4.8x      7.0x    10.8x     21.1x      NMF        NMF
------------------------------------------------------------------------------------------------------------------------

Note: Base excludes non-compete amortization earnings of $.32 in 1998 and $.22 in 1999.
      Driver is assumed bank facility with 3.5x Senior Debt/EBITDA limition.


--------------------------------------------------------------------------------
CREDIT     |     FIRST
SUISSE     |     BOSTON

                                                    CONFIDENTIAL            17
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Preliminary Leveraged Buyout Analysis
--------------------------------------------------------------------------------

Leveraged Buyout Analysis - Case II A
(Dollars in Millions)

Transaction Multiples
---------------------
                                             1998E
                                            -------
Adjusted Purchase Price/EBITDA(1)             7.3x

Equity Purchase Price/Earnings               25.4x



Equity Rates of Return

Year Five Values                               Terminal EBITDA Multiple
----------------                            ------------------------------
                                              5.5x      6.0x       6.5x
                                              ----      ----       ----
EBITDA                                       $83.3     $83.3      $83.3

Enterprise Value                             458.0     499.6      541.3

Net Debt                                     (98.2)    (98.2)     (98.2)
                                             ------    ------     ------

Implied Equity Value                        $359.8    $401.4     $443.1
                                            ======    ======     ======

Five Year IRR                                29.2%     32.0%      34.7%


Transaction Value

Purchase Price Per Share                     $35.00

% Premium to Market                           32.1%

Equity Purchase Price                        $351.0

Adjusted Purchase Price                       333.0

LBO Equity                                    100.0


Credit Statistics

                                            1998E            1999P
                                            -----            -----

Debt / Capital                               70.9%            69.8%

Senior Debt / EBITDA                          3.3x             2.6x

Total Debt / EBITDA                           5.5x             4.4x

EBITDA / Cash Interest                        1.9x             2.3x

---------------
Note: Analysis based on Base Case projections excluding any potential cost savings. Analysis includes estimated fees and assumes all options are exercised.
(1) Transaction multiples based on 1998E CPI Base Case projections, without Wall Decor segment.

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL            18
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Conclusions
--------------------------------------------------------------------------------

     Based on the foregoing analysis, an LBO (effected through a financial buyer process) appears to best accomplish the Company's strategic objectives:

     o    Resolves the company's cash deployment and trading liquidity issues

     o Generates an immediate return for shareholders based on the cash flow value of the business

     o Delivers powerful cost of capital, management incentive and disciplinary benefits which permit a financial sponsor to pay a substantial premium to current shareholders for control

     o    Provides a solution which shareholders clearly desire

--------------------------------------------------------------------------------
CREDIT     |     FIRST                                                CPI CORP.
SUISSE     |     BOSTON

                                                    CONFIDENTIAL            19
--------------------------------------------------------------------------------
CPI CORP.                                           PRELIMINARY ANALYSIS

Appendix: Indicative Sale Process / Timetable
--------------------------------------------------------------------------------

1.   COMPLETE COMPANY EVALUATION

     o    Finalize Due Diligence

     o    Review Objectives, Timing

     LATE JANUARY

2.   PREPARATION PHASE

     o    Develop Positioning Strategy

     o    Complete Information Memorandum

     o    Establish Guidelines for Process

     o    Discuss / Resolve Key Issues

     o    Complete Prospective Buyers List

     LATE JANUARY / EARLY FEBRUARY

3.   DEVELOP/IMPLEMENT MARKETING STRATEGY

     o    Contact 10(plus/minus) Prospective Financial Buyers

     o    Negotiate and Obtain Confidentiality Agreements

     o    Distribute Information Package

     o    Handle Questions

     o    Prepare Management Presentation and Data Room

     o    Prepare Key Documents (Contract)

     EARLY FEBRUARY / MID FEBRUARY

4.   EVALUATION OF BUYER INTEREST / DUE DILIGENCE

     o    Evaluate Indications of Interest

     o    Narrow field of candidates to 3-5 Buyers for Round Two

     o    Distribute Draft Purchase Agreement

     o    Coordinate Data Room Visits for Select Buyers

     o    Conduct Management Presentations / Distribute Supplemental Data

     LATE FEBRUARY / EARLY MARCH

5.   EXECUTION PHASE

     o    Evaluate Proposals

     o    Determine "End Game" Tactics

     o    Structure Transaction / Confirm Financing

     o    Sign Definitive Agreement

     o    Obtain Regulatory Approvals

     o    Negotiate and Close Transaction

     EARLY APRIL / LATE APRIL

--------------------------------------------------------------------------------
CREDIT     |     FIRST
SUISSE     |     BOSTON